Exhibit 10.6

STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK

TULLY’S COFFEE CORPORATION

(the “Company”)

I am pleased to inform you that I am granting to you (the “Optionee”) an option to purchase stock of the Company (which term includes any subsidiary of the Company) pursuant to this Stock Option Agreement. This Stock Option Agreement is a contract between you and me, but for income tax purposes it will be treated as though it is a nonqualified option granted to you by the Company, Consequently, you may be subject to certain adverse tax ramifications on which you should seek the advice of tax counsel. This Stock Option Agreement warrants to you certain defined rights, at certain times, and under certain conditions, to purchase shares of the Company’s common stock, which I own, and in exchange you accept certain obligations and responsibilities, as described below,

FOR VALUABLE CONSIDERATION, I do hereby grant to the Optionee, as of the Date of Option Grant specified below, the right and option to purchase the Number of Option Shares of common stock of the Company specified below (the “Option Shares”) for the Exercise Price Per Share specified below, and the right to purchase the Option Shares under this Stock Option Agreement shall accrue and vest according to the Vesting Schedule specified below:

Name of Optionee:
Type of Option:	Nonqualified Stock Option
Number of Option Shares:	100
Exercise Price Per Share:	$ 0.01
Date of Option Grant:	01/01/00
Term of Option:	25 Years
Vesting Schedule:	Immediate

EXECUTED as of the Date of Option Grant.

Tom O’Keefe

/s/ Tom T. O’Keefe

By signing below and entering into this Stock Option Agreement, Optionee agrees to the terms hereof, and all obligations and responsibilities as described in Plan and the attached Terms and Conditions.

OPTIONEE

TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT

1. Any Option Shares which become purchasable (“vest”) but are not purchased on a vesting date or anniversary date, as the case may be, may be purchased on any subsequent date, provided all options for the purchase of Option Shares must be exercised within the time periods specified in Section 2 below.

2. Subject to the terms hereof, all vested options (i.e., options for which the right to purchase has accrued) shall expire at the end of the Term of Option specified on the first page of this Agreement

3. This Stock Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have accrued and vested hereunder, provided that such portions are in multiples often (10) shares if the Optionee holds vested portions for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.

4. This Stock Option shall be adjusted for recapitalizations, stock splits, stock dividends, and the like as described in the Plan.

5. This is not an employment contract and while the benefits, if any, of this Stock Option may be an incident of the Optionee’s employment with the Company, the terms and conditions of such employment are otherwise wholly independent hereof.

6. Neither this Stock Option nor any right under this Agreement is assignable, and rights under this Agreement may be exercised only by the Optionee or a person to whom the rights under this Agreement shall pass by will or the laws of descent and distribution.

7. The Optionee shall radicate Optionee’s intention to exercise this Stock Option with respect to vested “Option Shares by notifying me in writing of such intention, indicating the number of Option Shares Optionee intends to purchase, and, within ten (10) days thereafter, paying me an amount sufficient to cover the total option price of such Option Shares. Payment of the Exercise Price Per Share specified on the first page of, this Agreement shall be made in cash Exercise of the Option may cause certain negative tax incidents to the Optionee which, are not my responsibility Optionee should discuss tax ramifications of exercise of the options granted herein with tax counsel of Optionee’s choice prior to the exercise of any option.

8. Notwithstanding the foregoing, no Stock Option shall be exercisable, and rights under this Agreement are not enforceable, unless and until the following requirements are satisfied.

Should I determine that it is necessary, I shall have the right to:

a. require an Optionee to execute, as a condition of the exercise of an option, a letter evidencing Optionee’s intent to acquire the shares for investment and not with a view to the resale or distribution thereof,

b. place appropriate legends upon the certificate or certificates for the shares; and

c. take such other acts as it deems necessary in order to cause the issuance of optioned shares to comply with applicable provisions of State and Federal Securities Laws.

In furtherance of the foregoing, and not by way of limitation thereof, no option shall be exercisable unless such, option and the shares to be issued pursuant thereto shall be registered under appropriate Federal and State Securities Laws, or shall be exempt therefrom, in my opinion based upon advice of securities counsel. This provision shall in no way obligate me or the Company to undertake registration of options or shares to be issued hereunder. Issue, transfer or delivery of certificates for shares pursuant to the exercise of options may be delayed, at my discretion, until I am satisfied that the applicable requirements of the Federal and State Securities Laws have been met.

EACH OPTIONEE IS ADVISED THAT ALTHOUGH SHARES MAY BE ISSUED UPON EXERCISE, THE SHARES SO ISSUED ARE NOT FREELY TRADABLE.

THERE CAN BE NO ASSURANCE THAT THE EXEMPTION(S) ALLOWING ISSUANCE OF THE SHARES UPON EXERCISE WILL REMAIN AVAILABLE, NOR IS THEIR ASSURANCE THAT ISSUED SHARES WILL BE REGISTERED OR THAT ONCE REGISTERED THE REGISTRATION WILL BE MAINTAINED. IF THE SHARES ARE NOT REGISTERED OR IF THE REGISTRATION IS NOT MAINTAINED, THE OPTIONEE WILL NOT BE ABLE TO TRADE SHARES OBTAINED UPON EXERCISE OF THIS STOCK OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE OPTIONEE PRIOR TO THE EXPIRATION OF THIS “OPTION.” AS A CONSEQUENCE OF THE FOREGOING, THE OPTIONEE MIGHT NOT HAVE AN OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, AND, IF THE OPTIONEE IS ABLE TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, THE OPTIONEE MIGHT NOT HAVE THE OPPORTUNITY TO TRADE SUCH OPTION SHARES.

9. Neither Optionee nor any other person shall have any claim or right to be granted a Stock Option. Having received a Stock Option shall not give Optionee any right to receive any other grant or option whether or not under the Plan. Optionee shall have no rights to or interest in any Option except as set forth herein or in another Option specifically granted by the Company to Optionee. Neither this Option nor any action taken hereunder or by the Company pursuant to its 1994 Stock Option Plan shall be construed as giving any Employee or Director any right to be retained in the employ of, or be engaged as a Director of, the Company, as the case may be. Nothing in this Agreement restricts my rights to adopt other option plans pertaining to any other employee, director or third party.